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                                                                   EXHIBIT 10.30

     THE SHARES ISSUABLE PURSUANT TO THIS AGREEMENT ARE SUBJECT TO AN OPTION TO REPURCHASE PROVIDED UNDER THE PROVISIONS OF THIS AGREEMENT. A COPY OF THIS AGREEMENT IS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.


                         CUSTOMERONE HOLDING CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT

          THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Option Agreement") is made and entered into as of December 21, 1999, by and between CustomerONE Holding Corporation, a Delaware corporation (the "Company"), and Mark R. Briggs ("Employee").

     1. Certain Definitions.

          In addition to the terms specifically defined elsewhere herein, as used herein, the following terms will have the meanings indicated:

          "Adjustment Event" shall have the meaning set forth in Section 6 hereof.

          "Affiliate" shall mean, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

          "Board of Directors" shall mean the board of directors of the Company.

          "Cause" shall have the meaning set forth in Section 8(d) of the Employment Agreement.

          "Change of Control" shall mean the first to occur of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons as determined pursuant to Section 13(d) of the Exchange Act and the regulations and interpretations thereunder (a "Group") other than one or more members of the Onex Group, (ii) a majority of the Board of Directors shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group other than one or more members of the Onex Group of the power, directly or indirectly, to vote or to direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.


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          "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

          "Committee" shall have the meaning set forth in Section 4 hereof.

          "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

          "Continuing Director" shall mean, as of the date of determination, any Person who (i) was a member of the Board of Directors on the First Option Grant Date (as defined in Section 2(a) hereof), (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election, or (iii) is a member of the Onex Group or an appointee of the Onex Group.

          "Permanent Disability" shall have the meaning set forth in Section 8(b) of the Employment Agreement.

          "Employment Agreement" shall mean that certain Employment Agreement, dated as of September 30, 1998, by and between CustomerONE Corporation, a Delaware Corporation and wholly-owned subsidiary of the Company, and Employee.

          "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

          "Fair Market Value" shall, as it relates to the Common Stock, mean the average of the high and low prices of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed or the NASDAQ National Market, as applicable, on the date specified herein for such a determination; or if there were no sales on such date, on the next preceding day on which there were sales; or, if such Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market, the last reported bid price in the over-the-counter market; or, if such shares are not traded in the over-the-counter market, the per share cash price for which all of the outstanding Common Stock could be sold to a willing purchaser in an arm's-length transaction (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by any applicable law or agreement) at the date of the event giving rise to a need for a determination. Fair Market Value shall be determined in good faith by the Board of Directors or a duly appointed committee thereof.

          "First Option" shall have the meaning set forth in Section 2(a) hereof.


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          "First Option Exercise Price" shall mean a price equal to US$1.20 per share, subject to the adjustments and limitations set forth herein.

          "First Option Grant Date" shall have the meaning set forth in Section 2(a) hereof.

          "First Option Shares" shall have the meaning set forth in Section 2(a) hereof.

          "Grantor" shall have the meaning set forth in Section 11 hereof.

          The term "including" when used herein shall mean "including, but not limited to".

          "IRR" shall mean, as of any date, the compounded annual pre-tax rate of return earned by LLC2 on its direct and indirect investment in the Portfolio Company for the period from the date of investment to such date; provided that, for the purposes of determining the IRR, the return earned by LLC2 shall take into account the net proceeds of any disposition of the investment (in whole or in part), dividends, returns of capital and other distributions, whether received directly or indirectly by LLC2, but shall specifically exclude any management fees or remuneration payments.

          "Liquidity Event" shall mean the first to occur of any of the following:

               (i) any sale of all or substantially all of the assets of the Portfolio Company in an arm's-length transaction;

               (ii) the liquidation or winding up of the Portfolio Company;

               (iii) an initial public offering of the common shares or other equity securities of the Portfolio Company by way of prospectus, registration statement or similar document where, or in connection with which, such shares or securities are to become listed and posted for trading or quoted on at least one of (1) the Toronto Stock Exchange, (2) the Montreal Exchange, (3) the New York Stock Exchange,
          (4) the American Stock Exchange or (5) the National Market of the National Association of Securities Dealers Automated Quotation System, together with any such other stock exchange or exchanges as may be approved by the Board of Directors; or

               (iv) a sale of all or substantially all of the shares of the Portfolio Company owned, directly or indirectly, by LLC2 (including any Affiliate of LLC2) in an arm's-length transaction.

          "LLC2" shall mean Onex CustomerONE Holdings LLC, a Delaware limited liability company.


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          "Non-Qualified Options" shall mean those Options which do not qualify for the tax treatment described under Sections 421 and 422 of the Code.

          "Option" shall mean either of the First Option or the Second Option.

          "Options" shall mean, collectively, the First Option and the Second Option.

          "Option Shares" shall mean the First Option Shares and/or the Second Option Shares.

          "Onex Group" shall mean LLC2, its Affiliates, and their respective employees, officers, members, partners and directors (and members of their respective families and trusts for the primary benefit of such family members), including, without limitation, Onex Corporation, a corporation organized under the laws of the Province of Ontario, Canada.

          "Person" shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

          "Portfolio Company" shall mean the Company or its operating subsidiaries taken as a whole.

          "Purchase Option" shall have the meaning set forth in Section 11 hereof.

          "Qualifying Public Offering" shall mean the completion of a firm commitment underwritten public offering of Common Stock the result of which is that the Onex Group shall own less than 10% of the fully diluted Common Stock of the Company.

          "Related Entity" shall mean any direct or indirect subsidiary or parent of the Company now existing or hereafter formed or acquired.

          "Second Option" shall have the meaning set forth in Section 2(b) hereof.

          "Second Option Exercise Price" shall mean a price equal to US$1.50 per share, subject to the adjustments and limitations set forth herein.

          "Second Option Grant Date" shall have the meaning set forth in Section 2(b) hereof.

          "Second Option Shares" shall have the meaning set forth in Section 2(b) hereof.

          "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.


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     2. The Grants.

          (a) Subject to the conditions set forth herein, the Company hereby grants to Employee, effective as of January 27, 1999 (the "First Option Grant Date"), as a matter of separate inducement and not in lieu of any salary or other compensation for Employee's services, the right and option to purchase (the "First Option"), in accordance with the terms and conditions set forth herein, an aggregate of 583,333 shares of Common Stock (the "First Option Shares"), at the First Option Exercise Price. The First Option is intended to constitute a Non-Qualified Stock Option; however, Employee should consult with Employee's tax advisor concerning the proper reporting of any federal, state or foreign tax liability that may arise as a result of the grant or exercise of the First Option.

          (b) Subject to the conditions set forth herein, the Company hereby grants to Employee, effective as of March 19, 1999 (the "Second Option Grant Date"), as a matter of separate inducement and not in lieu of any salary or other compensation for Employee's services, the right and option to purchase (the "Second Option"), in accordance with the terms and conditions set forth herein, an aggregate of 2,868 shares of Common Stock (the "Second Option Shares"), at the Second Option Exercise Price. The Second Option is intended to constitute a Non-Qualified Stock Option; however, Employee should consult with Employee's tax advisor concerning the proper reporting of any federal, state or foreign tax liability that may arise as a result of the grant or exercise of the Second Option.

     3. Exercise.

          (a) For purposes of this Option Agreement, the First Option Shares shall be deemed "Nonvested Shares" unless and until they have become "Vested Shares" as described in this subsection. Twenty-five percent (25%) of the First Option Shares shall become "Vested Shares" on the second anniversary of the First Option Grant Date and seventy-five percent (75%) of the First Option Shares shall become "Vested Shares" on the third anniversary of the First Option Grant Date in accordance with the terms of this Option Agreement. Only upon the occurrence of a Liquidity Event that results in LLC2 achieving an overall compounded IRR of 15% on its investment in the Portfolio Company as at such time, will any such "Vested Shares" become "Exercisable Shares." Until such time, Employee will not have the right to exercise all or any portion of the First Option, whether or not vested.

          (b) For purposes of this Option Agreement, the Second Option Shares shall be deemed "Nonvested Shares" unless and until they have become "Vested Shares" as described in this subsection. Twenty-five percent (25%) of the Second Option Shares shall become "Vested Shares" on the second anniversary of the Second Option Grant Date and seventy-five percent (75%) of the Second Option Shares shall become "Vested Shares" on the third anniversary of the Second Option Grant Date in accordance with the terms of this Option Agreement. Only upon the occurrence of a Liquidity Event that results in LLC2 achieving an overall compounded IRR of 15% on its investment in the Portfolio Company as at such time, will any such "Vested Shares" become "Exercisable


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Shares." Until such time, Employee will not have the right to exercise all or any portion of the Second Option, whether or not vested.

          (c) Subject to the relevant provisions and limitations contained herein, Employee may exercise an Option to purchase all or a portion of the applicable number of Exercisable Shares underlying such Option at any time prior to the termination of such Option pursuant to this Option Agreement. In no event shall Employee be entitled to exercise an Option for any Nonvested Shares, Vested Shares that are not Exercisable Shares or for a fraction of an Exercisable Share.

          (d) The unexercised portion of the First Option, if any, will automatically, and without notice, terminate and become null and void upon the expiration of ten (10) years from the First Option Grant Date.

          (e) The unexercised portion of the Second Option, if any, will automatically, and without notice, terminate and become null and void upon the expiration of ten (10) years from the Second Option Grant Date.

          (f) Any exercise by Employee of an Option must be in writing addressed to the Treasurer of the Company at its principal place of business (a copy of the form of exercise to be used will be available upon written request to the Treasurer), and must be accompanied by a certified or bank check payable to the order of the Company in the full amount of the relevant exercise price of the shares so purchased, or in such other manner as approved by the Board of Directors or a committee thereof.

     4. Administration.

          This Option Agreement shall be administered by the Board of Directors, or by any committee appointed by the Board of Directors to administer this Option Agreement (the "Committee"); provided, however, that the entire Board of Directors may act as the Committee if it chooses to do so.

     5. Termination of Employment.

          In the case of termination of Employee's employment with the Company or any Related Entity for Cause pursuant to Section 8(d) of the Employment Agreement, Employee shall immediately forfeit Employee's rights under the Options, including rights in any Vested Shares and/or Exercisable Shares, except as to those Option Shares already purchased.

     6. Adjustment of Shares.

          In the event that, by reason of any merger, consolidation, combination, liquidation, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company (collectively, an "Adjustment Event"), the Common Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock, the number and/or kind of shares


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and/or interests subject to this Option Agreement and the per share price or value thereof shall be appropriately and equitably adjusted by the Committee to give appropriate effect to such Adjustment Event. Any fractional shares or interests resulting from such adjustment shall be eliminated. Notwithstanding the foregoing, no adjustment shall be made under this Section 6 as a result of the issuance of shares of Common Stock for consideration in cash or in property.

          In the event the Company is not the surviving entity of an Adjustment Event and, following such Adjustment Event, Employee will continue to hold an Option (or Options) which has (or have) not theretofore been fully exercised, cancelled, or terminated in connection therewith, the Company shall cause such Option (or Options) to be assumed (or cancelled and a replacement Option or Options issued) by the surviving entity or a Related Entity. In the event of any perceived conflict between the provisions of Section 10 and this Section 6, the Committee's determinations under Section 10 shall control.

     7. Transferability.

          Except as provided in Section 11 hereof, the Options and any rights or interests therein are not assignable or transferable by Employee except by will or the laws of descent and distribution, and during Employee's lifetime, each Option shall be exercisable only by Employee or, in the event that a legal representative has been appointed in connection with Employee's Permanent Disability, such legal representative.

     8. Registration.

          The Company shall not in any event be obligated to file any registration statement under the Securities Act or any applicable securities laws of any other jurisdiction to permit exercise of either Option or to issue any Common Stock in violation of the Securities Act or any applicable securities laws of any other jurisdiction. Employee (or in the event of Employee's death or, in the event a legal representative has been appointed in connection with Employee's Permanent Disability, the Person exercising an Option) must, as a condition to Employee's right to exercise an Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of the Option Shares pursuant to such exercise is not required to be registered under the Securities Act or any applicable securities laws of any other jurisdiction.

          Certificates for Option Shares, when issued, will have substantially the following legend, or statements of other applicable restrictions, endorsed thereon (or any other legend that may be required for issuance to a Person outside the United States), and may not be immediately transferable:

          THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE


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          SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY
          OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL, STATE OR OTHER LAWS.

          The foregoing legend will not be required for Option Shares issued pursuant to an effective registration statement under the Securities Act and in accordance with applicable state securities laws.

     9. Withholding Taxes.

          By acceptance hereof, Employee hereby (i) agrees to reimburse the Company or any Related Entity by which Employee is employed for any Canadian or U.S. federal, provincial, state, local or foreign taxes required by any government to be withheld or otherwise deducted by such corporation in respect of Employee's exercise of all or a portion of an Option; (ii) authorizes the Company or any Related Entity by which Employee is employed to withhold from any cash compensation paid to Employee or on Employee's behalf, an amount sufficient to discharge any Canadian or U.S. federal, provincial, state, local or foreign taxes imposed on the Company, or the Related Entity by which Employee is employed, and which otherwise has not been reimbursed by Employee, in respect of Employee's exercise of all or a portion of an Option; and (iii) agrees that the Company may, in its discretion, hold the stock certificate to which Employee is entitled upon exercise of an Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of such Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

     10. Change of Control.

          If (i) a Change of Control shall occur, (ii) the Company shall enter into an agreement providing for a Change of Control, or (iii) any member of the Onex Group shall enter into an agreement providing for a Change of Control, then the Committee may, but shall not be obligated to, declare either Option or both Options to be exercisable in full at such time or times as the Committee shall determine, and under such conditions as the Committee shall determine, notwithstanding the express provisions of this Option Agreement. In the event that either Option is (or both Options are) accelerated by the Committee pursuant to the preceding sentence, such Option (or Options) shall terminate, notwithstanding any express provision hereof, on such date (not later than the stated exercise date) as the Committee shall determine.


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     11. Purchase Option.

          (a) If (i) Employee's employment with the Company or a Related Entity terminates for any reason at any time or (ii) a Change of Control occurs, the Company and/or its designee(s) shall have the option (the "Purchase Option") to purchase, and if the Purchase Option is exercised, Employee (or Employee's executor or the administrator of Employee's estate or the Person who acquired the right to exercise an Option by bequest or inheritance in the event of Employee's death, or Employee's legal representative in the event of Employee's incapacity (hereinafter, collectively with such optionee, the "Grantor")) shall sell to the Company and/or its assignee(s), all or any portion (at the Company's option) of the Option Shares and/or the Option or Options held by the Grantor (such Option Shares and Option or Options collectively being referred to as the "Purchasable Shares").

          (b) The Company shall give notice in writing to the Grantor of the exercise of the Purchase Option within one (1) year from the date of the termination of Employee's employment or engagement or such Change of Control. Such notice shall state the number of Purchasable Shares to be purchased and the determination of the Board of Directors of the Fair Market Value per share of such Purchasable Shares. If no notice is given within the time limit specified above, the Purchase Option shall terminate.

          (c) The purchase price to be paid for the Purchasable Shares purchased pursuant to the Purchase Option shall be, in the case of any Option Shares, the Fair Market Value per share as of the date of notice of exercise of the Purchase Option times the number of shares being purchased, in the case of the First Option, the Fair Market Value per share less the applicable per share First Option Exercise Price, times the number of Exercisable Shares subject to such First Option which are being purchased, and in the case of the Second Option, the Fair Market Value per share less the applicable per share Second Option Exercise Price, times the number of Exercisable Shares subject to such Second Option which are being purchased. The purchase price shall be paid in cash. The closing of such purchase shall take place at the Company's principal executive offices within ten (10) days after the purchase price has been determined. At such closing, the Grantor shall deliver to the purchaser(s) the certificates or instruments evidencing the Purchasable Shares being purchased, duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery, against payment of the purchase price by check of the purchaser(s). In the event that, notwithstanding the foregoing, the Grantor shall have failed to obtain the release of any pledge or other encumbrance on any Purchasable Shares by the scheduled closing date, at the option of the purchaser(s) the closing shall nevertheless occur on such scheduled closing date, with the cash purchase price being reduced to the extent of all unpaid indebtedness for which such Purchasable Shares are then pledged or encumbered.

          (d) To assure the enforceability of the Company's rights under this
Section 11, each certificate or instrument representing Option Shares subject to this Option Agreement shall bear a conspicuous legend in substantially the following form:


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     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION TO
     REPURCHASE PROVIDED UNDER THE PROVISIONS OF A STOCK OPTION AGREEMENT ENTERED INTO BY AND BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THIS CERTIFICATE. A COPY OF SUCH OPTION AGREEMENT IS AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES."

     12. Stockholders Agreement.

          Employee acknowledges and agrees that upon exercise of an Option, Employee will enter into and become bound by the Stockholders Agreement among the Company and the other parties thereto, substantially in the form made available to Employee concurrently herewith, as such Stockholders Agreement may be subsequently modified or amended.

          To the extent required by the Stockholders Agreement, certificates for Option Shares, when issued, will have substantially the following legend:

          THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 1, 1998, A COPY OF WHICH MAY BE OBTAINED FROM CUSTOMERONE HOLDING CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES.

     13. Multiple Classes and Series of Stock.

          Certificates for Option Shares, when issued, will have substantially the following legend:

          THE ISSUER IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS AND TO ISSUE SHARES IN MORE THAN ONE SERIES OF AT LEAST ONE CLASS. THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.


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     14. Effect on Employment.

          This Option Agreement is not a contract of employment and the terms of Employee's employment shall not be affected by, or construed to be affected by, this Option Agreement, except to the extent specifically provided herein. Nothing herein shall impose, or be construed as imposing, any obligation (i) on the part of the Company or any Related Entity to continue Employee's employment, or (ii) on the part of Employee to remain in the employ of the Company or any Related Entity.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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          IN WITNESS WHEREOF, the parties have caused this Option Agreement to be executed as of the date first set forth above.



                                            CLIENTLOGIC HOLDING CORPORATION



                                            By: /s/ GENE MORPHIS
                                               ---------------------------------
                                            Its: CFO
                                                --------------------------------




                                                 /s/ MARK R. BRIGGS
                                             -----------------------------------
                                                     Mark R. Briggs